SECURITIES AND EXCHANGE COMMISSION

Washington, DC

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2006

RBS GLOBAL, INC.	REXNORD CORPORATION
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)

Delaware	Delaware
(State of Incorporation)	(State of Incorporation)

333-102428	033-25967-01
(Commission File Numbers)

01-0752045	04-3722228
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

4701 Greenfield Avenue Milwaukee, Wisconsin	53214
(Address of principal executive offices)	(Zip Code)

(414) 643-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 25, 2006, Mr. Praveen Jeyarajah and Mr. Damian Giangiacomo were appointed to the Board of Directors of RBS Global, Inc. (the “Company”). Both individuals were also appointed to serve on the Company’s Compensation Committee. The Company’s Board also established an Audit Committee, and appointed Messrs. Jeyarajah and Giangiacomo as well as Mr. Steven Martinez as the members of the Audit Committee.

Mr. Jeyarajah had previously been a member of the Company’s Board of Directors prior to the Company’s acquisition by affiliates of Apollo Management, L.P. Mr. Jeyarajah is employed by Cypress Group, LLC, an entity owned by George Sherman, the Non-Executive Chairman of the Company. Mr. Giangiacomo is a principal of Apollo Management, L.P.

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended, the Co-registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 30th day of October, 2006.

REXNORD CORPORATION

By:	/s/ Patricia Whaley
Patricia Whaley
Vice President and General Counsel

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended, the Co-registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 30th day of October, 2006.

RBS GLOBAL, INC.

By:	/s/ Patricia Whaley
Patricia Whaley
Vice President and General Counsel